Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand


                                                    a professional services firm



                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Zitel Corporation on Form S-8 of our report dated October 25, 1994, except for the note entitled "Subsequent Event" to which the date is November 23, 1994, on our audits of the consolidated financial statements and financial statement schedule of Zitel Corporation as of September 30, 1994 and 1993, and for the years ended September 30, 1994, 1993, and 1992, which report is included in the Annual Report of Form 10-K.



                                              COOPERS & LYBRAND L.L.P.

San Jose, California
May 17, 1995